Exhibit 5.1
SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP
22 BISHOPSGATE
LONDON EC2N 4BQ
________

TEL: (020) 7519-7000
FAX: (020) 7519-7070
www.skadden.com

October 13, 2023

FREYR Battery, Inc.
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
RE:     FREYR Battery, Inc.
Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as special United States counsel to FREYR Battery, Inc. (the “Company”), a Delaware corporation and newly-formed direct wholly owned subsidiary of FREYR Battery, a public limited liability company (société anonyme) incorporated under the laws of Luxembourg (“FREYR”), in connection with the Registration Statement (as defined below), relating to, among other things, the merger of FREYR, with and into the Company (the “Merger”), with the Company surviving the Merger, on the terms of and subject to the conditions of the Agreement and Plan of Merger, dated as of October 13, 2023 (the “Merger Agreement”), by and between the Company and FREYR.
Prior to and as a condition of the Merger, the Company will file the New Certificate of Incorporation (as defined below), in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Merger as “New FREYR.” Upon the effective time of the Merger (the “Effective Time”), among other things, on the terms of and subject to the conditions of Merger Agreement, each (i) ordinary share without nominal value of FREYR (the “FREYR Ordinary Shares”) that is issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.01 per share, of New FREYR (the “New FREYR

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October 13, 2023

Common Stock”) and (ii) warrant of FREYR that is issued and outstanding immediately prior to the Effective Time shall be exercisable for one New FREYR Common Stock and New FREYR shall assume FREYR’s rights and obligations thereto (the “New FREYR Warrants”), respectively.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinion stated herein, we have examined and relied upon the following:
i.the registration statement on Form S-4 (File No. 333-274434) of the Company relating to 139,705,234 shares of New FREYR Common Stock, 24,624,894 New FREYR Warrants and 26,800,975 shares of New FREYR Common Stock underlying the New FREYR Warrants (the “Underlying New FREYR Common Stock”), to be issued in the Merger, filed on September 8, 2023, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, and Amendment No. 1 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);
(a)the preliminary prospectus, dated October 13, 2023 (the “Prospectus”), which forms a part of and is included in the Registration Statement;
(b)an executed copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;
(c)an executed copy of the Common Draft Terms of Cross-Border Merger, by and between FREYR and the Company, filed as Exhibit 2.2 to the Registration Statement;
(d)the form of Warrant Certificate (included as Exhibit A to Amendment No. 1 to the Warrant Agreement (defined below)) (the “Warrant Certificate”);
(e)executed copies of (i) the engagement letter by and between FREYR AS and EDGE Global LLC, dated March 1, 2019 (the “March 2019 Engagement Letter”) and (ii) the amendment to the March 2019 Engagement Letter by and between FREYR AS and EDGE Global LLC, dated July 1, 2020 (together with the March 2019 Engagement Letter, the “EDGE Warrant Agreements”), filed as Exhibits 10.1 and 10.2, respectively, on the registration statement on Form S-4 (File No. 333-254743) of FREYR;
(f)the agreed form of the amendment to the warrant agreement among the Company, FREYR, Alussa Energy Acquisition Corp. (“Alussa”) and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (“Amendment No. 2 to the Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement;
(g)an executed copy of an amended and restated warrant agreement among FREYR, Alussa and CST, dated July 7, 2021 (“Amendment No. 1 to the Warrant Agreement”);
(h)the Certificate of Incorporation of the Company, effective as of August 31, 2023, filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”);
(i)the form of Amended and Restated Certificate of Incorporation of New FREYR, to become effective as of the Effective Time, included as Annex C to the Prospectus (the “New Certificate of Incorporation”);
(j)the Bylaws of the Company, effective as of August 31, 2023, filed as Exhibit 3.2 to the Registration Statement;

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(k)the form of Amended and Restated Bylaws of New FREYR, to become effective as of the Effective Time, included as Annex D to the Prospectus (the “New Bylaws”); and
(l)resolutions of the Board of Directors of the Company, dated September 8, 2023 and September 28, 2023 and October 12, 2023 relating to, among other things, the Registration Statement and the Merger.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
Amendment No. 1 to the Warrant Agreement and Amendment No. 2 to the Warrant Agreement, the EDGE Warrant Agreements and the Warrant Certificate are referred to herein collectively as the “Transaction Documents”.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (“DGCL”) (all of the foregoing being referred to as “Opined-on Law”). The opinion stated below presumes that:
1.Prior to effecting the Merger and the issuance of the New FREYR Common Stock and the New FREYR Warrants: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of FREYR will have approved, among other things, the Merger Agreement; (iii) all other necessary action will have been taken under the applicable laws of Luxembourg to authorize, approve and permit the Merger, and any and all consents, approvals and authorizations from applicable Luxembourg and other governmental and regulatory authorities required to authorize and permit the Merger will have been obtained; and (iv) the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated;
2.The New Certificate of Incorporation, in the form included as Annex C to the Prospectus, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State and have become effective in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the New Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

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October 13, 2023

3.The New Bylaws, in the form included as Annex D to the Prospectus, without alteration or amendment (other than identifying the appropriate date), will become effective as of the Effective Time.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.The New FREYR Common Stock, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will have been duly authorized by all requisite corporate action on the part of New FREYR under the DGCL and will be validly issued, fully paid and nonassessable.
2.The Underlying New FREYR Common Stock, when issued in the manner and on the terms described in the Registration Statement, the Merger Agreement and Amendment No. 2 to the Warrant Agreement, have been duly authorized by all requisite corporate action on the part of New FREYR under the DGCL and will be validly issued, fully paid and nonassessable.
3.Upon effectiveness of Amendment No. 2 to the Warrant Agreement, the New FREYR Warrants will constitute the valid and binding agreement obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.
The opinions stated herein are subject to the following qualifications:
(a)    we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;
(d)    we call to your attention that irrespective of the agreement of the parties to Amendment No. 2 to the Warrant Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

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(e)    except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;
(f)     we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;
(g)    we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;
(h)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;
(i)    we have assumed that the Merger Agreement constitutes the valid and binding obligation of each party to such Merger Agreement, enforceable against such party in accordance with its terms;
(j)    we assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by CST of Amendment No. 1 to the Warrant Agreement and Amendment No. 2 to the Warrant Agreement and that Amendment No. 1 to the Warrant Agreement and Amendment No. 2 to the Warrant Agreement constitute the valid and binding obligation of CST, enforceable against CST in accordance with its terms; and
(k)    we do not express any opinion whether the execution or delivery of any Transaction Document by the Company, or the performance by the Company of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.
In addition, in rendering the foregoing opinions we have assumed that:
(a)     neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under each of the Transaction Documents, including the issuance of the New FREYR Warrants: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to Opined-on Law);
(b)     neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under each of the Transaction Documents, including the issuance of the New FREYR Warrants requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

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(c)     at all applicable times the issuance of the New FREYR Common Stock and the Underlying New FREYR Common Stock does not violate or conflict with any agreement or instrument binding on New FREYR (except that we do not make this assumption with respect to the New Certificate of Incorporation, the New Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP